Exhibit 10.46

TRANCHE B TERM NOTE

$160,000,000.00	New York, New York January 5, 2009

FOR VALUE RECEIVED, the undersigned PALM, INC. (the “Borrower”) hereby unconditionally promises to pay to the order of MORGAN STANLEY SENIOR FUNDING, INC. or its registered assigns (the “Lender”), at the offices of JPMorgan Chase Bank, N.A. (“Administrative Agent”) at 270 Park Avenue, New York, NY 10017 or such other place as Administrative Agent shall have specified, in dollars and in immediately available funds, in accordance with Section 2.09 of the Credit Agreement (as defined below) on the Tranche B Maturity Date, the principal amount of $160,000,000.00 or, if less, the then unpaid principal amount of the Tranche B Term Loan made by the Lender to the Borrower pursuant to the Credit Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower further unconditionally promises to pay interest on the unpaid principal amount of the Tranche B Term Loa made by the Lender in like money at said office until paid at the rate or rates per annum, from the dates and payable on the dates set forth in the Credit Agreement.

This term note (this “Note”) is one of the promissory notes referred to in Section 2.09(e) of the Credit Agreement dated as of October 24, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Morgan Stanley Senior Funding, Inc., as syndication agent, and is entitled to the benefits thereof and of the other Loan Documents.

This Note is given subject to the provisions of the Credit Agreement, which, among other things, contains provisions for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

PALM INC., as the Borrower

By:	/s/ Andrew J. Brown
Name:	Andrew J. Brown
Title:	Senior Vice President and CFO